EXHIBIT 23.1




                         Consent of Independent Auditors




          We consent to the use of our report dated January 29, 2002, with respect to the consolidated financial statements of Front Royal, Inc. included in the Annual Report (Form 10-K) of Argonaut Group, Inc. for the year ended December 31, 2001.





                                                               Ernst & Young LLP

Richmond, Virginia
March 22, 2002